UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C 20549


                                  SCHEDULE 14A

                Proxy Statement Pursuant To Section 14(A) of the
                        Securities Exchange Act Of 1934.

Filed by the Registrant:   [ ]

Filed by a party other than the Registrant: [ ]

Check the appropriate box:


[  ]     Preliminary proxy statement

[  ]     Confidential, for use of the Commission only (as permitted by
         Rule 14a-6(e)(2))

[X ]     Definitive proxy statement

[  ]     Definitive additional materials

[  ]     Soliciting material under Rule 14a-12


          ------------------------------------------------------------

                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

                (Name of Registrant as specified in its Charter)

          ------------------------------------------------------------

Payment of filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.


(1) Title of each class of securities to which transaction applies:


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(2) Aggregate number of securities to which transaction applies:


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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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(4) Proposed maximum aggregate value of transaction:


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(5) Total fee paid $___________________________________


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[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1) Amount Previously Paid:


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(2) Form, Schedule or Registration Statement No.:


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(3) Filing Party:


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(4) Date Filed:


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                                       2

                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

                                 100 Rowland Way

                                    Suite 300

                                Novato, CA 94945

                                 (415) 878-4000


             -----------------------------------------------------

                         NOTICE AND PROXY STATEMENT FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MARCH 17, 2004

             -----------------------------------------------------


                                     NOTICE


To the Holders of Common Stock of International Microcomputer Software, Inc.:

The Annual Meeting of Shareholders of International Microcomputer Software, Inc. (the "Company") will be held at THE SHERATON FOUR POINTS HOTEL - 1010 NORTHGATE DRIVE, SAN RAFAEL, CA 94903, ON WEDNESDAY, MARCH 17, 2004 AT 2:00 P.M. PACIFIC TIME, for the following purposes:

1.    To elect seven directors for a term of one year.

2.    To approve the 2004 Incentive Stock Option Plan.

3. To approve the issuance of options aggregating up to 49.0% of the outstanding capitalization.

4. To ratify the appointment of Grant Thornton LLP as IMSI's independent auditors for the fiscal year ending June 30, 2004.

5. To consider and act on such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Company's Board of Directors has fixed the close of business on February 11, 2004 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.


                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       WILLIAM J. BUSH

                                       CHIEF FINANCIAL OFFICER & SECRETARY

                                       FEBRUARY 1, 2004

              -----------------------------------------------------

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE
        AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED
           ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

             -----------------------------------------------------

                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

                                 100 Rowland Way

                                    Suite 300

                                Novato, CA 94945

                                 (415) 878-4000


             -----------------------------------------------------

                                 PROXY STATEMENT

             -----------------------------------------------------

                 ANNUAL MEETING OF SHAREHOLDERS, MARCH 17, 2004

This Proxy Statement is furnished to shareholders of International Microcomputer Software, Inc., a California corporation ("IMSI" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on WEDNESDAY, MARCH 17, 2004 AT THE SHERATON FOUR POINTS HOTEL - 1010 NORTHGATE DRIVE, SAN RAFAEL, CA 94903 AT 2:00 P.M. PACIFIC TIME and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of Proxy were first mailed to shareholders of the Company on or about February 20, 2004.

                     SOLICITATION AND REVOCATION OF PROXIES

The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, but such persons will not be specifically compensated for such services.

Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it either by submitting a new proxy card or by completing a ballot at the meeting at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specification indicated thereon. If no specification is indicated on a proxy, such proxy will be voted in favor of Proposals 1 - 4 described herein.

                          VOTING SECURITIES AND RIGHTS

Only shareholders of record at the close of business on February 11, 2004 are entitled to execute proxies or to vote at the annual meeting. As of said date there were outstanding 23,447,368 shares of the Company's common stock of no par value per share (the "Common Shares"). Each holder of Common Shares is entitled to one vote for each share held with respect to the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders and any other matters that may properly come before the meeting. A majority of the outstanding shares entitled to vote is required to constitute a quorum at the meeting. The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the annual meeting, is required to approve the matters mentioned in the foregoing Notice of Annual Meeting. Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present at the meeting, but will not be counted toward determining if a majority of the Common Shares present has voted affirmatively.

                  PROPOSAL ONE: ELECTION OF BOARD OF DIRECTORS

The Company's Bylaws set the number of directors at eight. The Company's Board of Directors is currently comprised of seven directors, five of whom are "independent directors" as defined by the proposed rules of the Nasdaq Stock Market leaving one vacancy on the Board. The Company's management has nominated seven directors to be elected at the annual meeting to serve until the 2005 annual meeting of shareholders or until their successors have been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, all of whom are presently directors of IMSI.

In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

The name of and certain information regarding each nominee are set forth below. There are no family relationships among any of our directors or executive officers.

The Board of Directors has nominated the following persons for election:

----------------------------------------------------------- ------------ ------------------------------------------- ---------------
                         NAME                                 AGE                      OCCUPATION                    DIRECTOR SINCE
----------------------------------------------------------- ------------ ------------------------------------------- ---------------
Bruce Galloway                                              45           Chairman of the Board of Directors          2001
----------------------------------------------------------- ------------ ------------------------------------------- ---------------
Martin Wade, III                                            54           Chief Executive Officer                     2001
----------------------------------------------------------- ------------ ------------------------------------------- ---------------
Evan Binn                                                   64           Director                                    2001
----------------------------------------------------------- ------------ ------------------------------------------- ---------------
Donald Perlyn                                               60           Director                                    2001
----------------------------------------------------------- ------------ ------------------------------------------- ---------------
Robert Mayer                                                49           Executive Vice President                    2000
----------------------------------------------------------- ------------ ------------------------------------------- ---------------
Robert S. Falcone                                           56           Director                                    2002
---------------------------------------------------------- ------------ ------------------------------------------- ----------------
Richard J. Berman                                           61           Director                                    2002
----------------------------------------------------------- ------------ ------------------------------------------- ---------------

Mr. Wade was appointed by the existing directors as of September 1, 2001 to fill a vacancy on the Board. Mssrs. Berman and Falcone were appointed as of February 14, 2002 by the existing directors to fill vacancies on the Board. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. It is the intention of the individuals named as proxies to vote for the nominees. If any nominee should be unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such person or persons as the Board of Directors may, in its discretion, recommend.

The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the annual meeting is required to elect each director.

Information regarding the persons nominated for election as directors is as follows:


         NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

BRUCE R. GALLOWAY, age 46. Mr. Galloway became Chairman of IMSI in August 2001, pursuant to the proposed merger agreement between IMSI and Digital Creative Development Corporation ("DCDC") signed on August 31, 2001. Mr. Galloway is currently a managing director of Burnham Securities Inc., an NASD Broker/Dealer an investment bank based in New York and is the President and Founder of Galloway Capital Management.. Prior to joining Burnham, from 1991 to 1993, Mr. Galloway was a senior vice president at Oppenheimer & Company, an investment bank and NASD Broker/Dealer based in New York. Mr. Galloway holds a B.A. degree in Economics from Hobart College and an M.B.A. in Finance from New York University's Stern Graduate School of Business. He is currently the Chairman of Datametrics Corporation as well as a director of Forward Industries, Inc. and Waiter.com, Inc. Mr. Galloway serves as a member of the Compensation Committee and the Executive Committee.

MARTIN WADE III, age 54. Mr. Wade became a director and CEO of IMSI in August 2001. He brings to the Company a proven track record in mergers and acquisitions and investment banking. Prior to joining IMSI, he served in several executive positions, including CEO, with DCDC beginning in 2000. Mr. Wade served from 1998 to 2000 as an M&A banker at Prudential Securities and from 1996 to 1998 as a managing director in M&A at Salomon Brothers. From 1991 to 1996, Mr. Wade was National Head of Investment banking at Price Waterhouse, LLC. Martin Wade also spent six years in the M&A department at Bankers Trust and eight years at Lehman Brothers Kuhn Loeb. Mr. Wade is credited with participating in over 200 M&A transactions involving various clients such as, Nike, Cornerstone National Gas Company, Landmark Graphics and Redken Laboratories, Inc. He is also a member of the Board of Directors for DiMon (NYSE: DMN), NexMed (OTC: NEXM) and Energy Transfer Group of Dallas, Texas.

DONALD PERLYN, age 60. Mr. Perlyn became a director of IMSI in August 2001. Mr. Perlyn serves as Executive Vice President of Nathan's Famous, Inc. and President of its subsidiary Miami Subs Corporation. He was hired by Miami Subs in May 1989 and became its President in July of 1998. In October 1999 Miami Subs was acquired by Nathan's Famous Inc., itself a DCDC subsidiary. Mr. Perlyn is also a member of the Board of Directors of Nathan's Famous, Inc. (NASDAQ: NATH) Mr. Perlyn is an attorney and a 32 year veteran of the of the restaurant industry.

EVAN BINN, age 64. Mr. Binn became a director of IMSI in August 2001. Mr. Binn received his bachelor's degree from the University of California at Los Angeles and is a certified public accountant in California. He is a member of the California Society of Certified Public Accountants and has maintained a practice in Los Angeles, California for thirty-seven years.

ROBERT MAYER, FOUNDER & EXECUTIVE VICE PRESIDENT OF PRECISION DESIGN, age 49. Mr. Mayer became a director in February 2000. Mr. Mayer served as the Company's Vice President of Sales from 1990 until 1995 and then as Executive Vice President of Worldwide Sales until March 2000 when he left the Company to serve as a Vice President at Adventa.com, Inc. Mr. Mayer rejoined the IMSI team in November 2000 as Executive Vice President. Mr. Mayer also served as a director from 1985 until May 1999. Mr. Mayer received a Bachelors of Arts degree from the University of California at Berkeley, and Masters of Science degree from the University of Washington.

ROBERT S. FALCONE, age 57. Mr. Falcone became a director in February 2002 and has over 32 years of financial management and Board experience. Mr. Falcone has served since 2003 as the Executive Vice President and Chief Financial Officer of Bearing Point, Inc. an international consulting firm serving Global 2000 companies, medium-sized businesses, government agencies and other organizations. He served as senior vice president and chief financial officer for Nike, Inc. from 1992 to 1998, a time when the company grew annual sales to nearly $10 billion. He began his career at Price Waterhouse, LLP where he spent 21 years, eight of which as an audit partner. Most recently, he was chief financial officer for 800.com, a pioneer in consumer electronics Internet retailing. A graduate of Villanova University and a certified public accountant, Falcone serves on the boards of directors for RadioShack Corporation (NYSE" RSH), and The Nautilus Group (NYSE: NLS).

RICHARD J. BERMAN, age 61. Mr. Berman became a director in February 2002 and his business career spans 35 years of venture capital, management and mergers and acquisitions experience. In the last five years, Mr. Berman was Chairman and CEO of Internet Commerce Corporation, an Internet supply chain company whose market capitalization rose from $1.2 million to about $1 billion. He is Chairman of KnowledgeCube, an early stage technology fund and Candidate Resources, Inc, the leading manager of human resource websites. He also serves as a Director of NexMed (NASDAQ: NEXM), a life sciences company, Stonehedge Partners, a family of hedge funds and MediaBay (NASDAQ: MBAY) which is the leading distributor of audio books.. Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company where he started the M&A and Leverage Buyout departments; created the largest battery company in the world by merging Prestolite, General Battery and Exide to form Exide (NYSE); and advised on over $4 billion of M&A transactions. He is a past Director of the Stern School of Business of NYU where he has a B.S. and an MBA. He also has US and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.

Each of the nominees has been engaged in the principal occupation set forth above during the past five years. There are no family relationships among any directors or executive officers of the company. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                               THE NOMINEES ABOVE


         COMMITTEES OF THE BOARD OF DIRECTORS

The company currently has three standing committees of the Board of Directors which include the Executive, Audit and Compensation Committees. The members of the committees are identified in the following table.

----------------------------------------- ---------------------- ------------------------------ ------------------------------------
                                                EXECUTIVE                    AUDIT                         COMPENSATION
----------------------------------------- ---------------------- ------------------------------ ------------------------------------
BINN                                                             XX                             XX
----------------------------------------- ---------------------- ------------------------------ ------------------------------------
BERMAN                                    XX                     XX
----------------------------------------- ---------------------- ------------------------------ ------------------------------------
FALCONE                                                          Chair
----------------------------------------- ---------------------- ------------------------------ ------------------------------------
GALLOWAY                                  Chair                                                 Chair
----------------------------------------- ---------------------- ------------------------------ ------------------------------------
MAYER
----------------------------------------- ---------------------- ------------------------------ ------------------------------------
PERLYN                                                                                          XX
----------------------------------------- ---------------------- ------------------------------ ------------------------------------
WADE                                      XX
----------------------------------------- ---------------------- ------------------------------ ------------------------------------

         THE EXECUTIVE COMMITTEE

The Executive Committee may exercise the authority of the Board between Board meetings, except (a) to the extent that the Board has delegated authority to another committee or to other persons, (b) as limited by California law, and (c) that the Executive Committee is prohibited from authorizing the sale of all or substantially all of the Company's assets. The Executive Committee held five meetings in the fiscal year ended June 30, 2003 ("FY 2003") and has held ten meetings through January 1, 2004 for the current fiscal year ending June 30, 2004.

         THE AUDIT COMMITTEE

The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the company's independent auditors. The Audit Committee recommends for approval by the Board of Directors an independent firm of certified public accountants whose duty it is to audit the financial statements of the company for the fiscal year in which they are appointed. The Audit Committee monitors the activities of the Company's external auditors, including the audit scope, the external audit fees, auditor independence matters and the extent to which the independent auditors may be retained to perform advisory services. The Audit Committee also reviews the results of the external audit work to assess the adequacy and appropriateness of the company's financial and accounting controls. The Audit Committee reviews changes in accounting standards that impact the financial statements and discusses with management major events, including legal matters and tax audits, which may have significant financial impact or are the subject of discussions with the independent auditors. In addition, the Audit Committee oversees the company's internal compliance programs. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee are intended to be in accord with Securities and Exchange Commission rules with regard to corporate audit committees. The Audit Committee held four meetings during FY 2003. Through January 1, 2004, for the fiscal year ending June 30, 2004, the Audit Committee had held two meetings.

         THE COMPENSATION COMMITTEE

The Compensation Committee administers the Company's stock option plans, including the review and grant of stock options to officers and other employees under the company's stock option plans. The Compensation Committee also reviews and approves various other company compensation policies and matters, and reviews and approves salaries and other matters relating to compensation of the executive officers of the company. The Compensation Committee had no meetings during FY 2003 and has had two meeting in Fiscal 2004 through January 1, 2004.

The Board of Directors held three meetings during FY 2003 and has held one meeting in Fiscal 2004 through January 1, 2004. Each director is expected to attend each meeting of the Board and those committees on which he serves. In addition to meetings, the Board and its committees review and act upon matters through written consent procedures. No director attended less than 75% of all the meetings of the Board and those committees on which he served in FY 2003.

         NOMINATION AND SHAREHOLDER COMMUNICTION PROCESSES

Currently the Board of Directors functions as the company's nominating committee. The Board performs the functions typical of a nominating committee, including the identification, recruitment and selection of nominees for election as directors of the Company. Five of the seven members of the Board (Messrs. Galloway, Falcone, Berman, Binn & Perlyn) are "independent" as that term is defined by the Nasdaq Stock Market listing standards and participate in the consideration of director nominees. The nominees for election as directors at this Annual Meeting were unanimously recommended by the Board. The Board believes that a nominating committee separate from itself is not necessary at this time, given the size of the Company and the Board, to ensure that candidates are appropriately evaluated and selected. The Board also believes that, given the Company's size and the size of its Board, an additional committee of the Board would not add to the effectiveness of the evaluation and nomination process. For these reasons, the Board believes it is not appropriate to have a nominating committee.

The Board's process for recruiting and selecting nominees is for Board members to attempt to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise that would allow them to contribute as effective directors to the Company's governance, and who are willing to serve as directors of a public company. To date, the Company has not engaged any third party to assist in identifying or evaluating potential nominees. After a possible candidate is identified, the individual meets with various members of the Board and is sounded out concerning their possible interest and willingness to serve, and Board members discuss amongst themselves the individual's potential to be an effective Board member. If the discussions and evaluation are positive, the individual is invited to serve on the Board.

To date, no shareholder has presented any candidate for Board membership to the Company for consideration, and the Company does not have a specific policy on shareholder-recommended director candidates. However, the Committee believes its process for evaluation of nominees proposed by shareholders would be no different from the process of evaluating any other candidate. In evaluating candidates, the Committee will require that candidates possess, at a minimum, a desire to serve on the Company's Board, an ability to contribute to the effectiveness of the Board, an understanding of the function of the Board of a public company and relevant industry knowledge and experience. In addition, while not required of any one candidate, the Committee would consider favorably experience, education, training or other expertise in business or financial matters and prior experience serving on boards of public companies. In evaluating any candidate for director nominee, the Committee will also evaluate the contribution of the proposed nominee toward compliance with the Nasdaq Stock Market listing standards.

Although the Company has not to date developed formal processes by which shareholders may communicate directly to directors, it believes that the informal process, in which any communication addressed to the Board at the Company's offices at 100 Rowland Way, Suite 300, Novato, Ca. 94945 in care of the Chairman of the Board, President or other corporate officer is forwarded to the Board, has served the Board's and its shareholders' needs. There is no screening process, and all shareholder communications which are received by officers for the Board's attention are forwarded to the Board. In view of recently adopted SEC disclosure requirements relating to this issue, the Board may consider development of more specific procedures. Until any other procedures are developed, any communications to the Board should be sent to it in care of the Chairman of the Board.

         REMUNERATION OF MEMBERS OF THE BOARD OF DIRECTORS

IMSI compensates its directors for reasonable expenses incurred in the performance of their duties as directors, including participation on the Board of Directors and its committees. Except as described below, directors receive no compensation for their service on the Board or its committees.

During fiscal 2002, we issued warrants to our board members, to purchase an aggregate of 1,300,000 shares of our Common Stock. These warrants have an exercise price of $0.81and expire, depending on the board member, between one and three years from the termination of their services to the Company.

No warrants or stock options were issued to any director during FY 2003 for services as a director. During FY 04, Mr. Wade was granted 46,667 as described below. These warrants were awarded to Mr. Wade as part of a bonus in connection with his services as Chief Executive Officer.

Except as described in "Executive Compensation" below as regards Mr. Wade's services as Chief Executive Officer and in "Certain Relationships and Related Transactions" regarding a consulting agreement with Mr. Galloway, no director is a party to any other arrangements pursuant to which such director was compensated by IMSI during FY 2003 or through January 1, 2004.

The following table outlines the outstanding warrants held by each board member at December 31, 2003. None of the persons listed below has exercised any warrants since the grant date.

---------------------------------------------------- ----------------- ---------------------- ------------------- ------------------
                                                                            EXPIRATION            NUMBER OF           EXERCISE
                  NAME OF HOLDER                        ISSUE DATE             DATE                WARRANTS             PRICE
---------------------------------------------------- ----------------- ---------------------- ------------------- ------------------
                                                                       1 yr after
Berman, Richard                                      04/04/02          termination                       250,000              $0.81
---------------------------------------------------- ----------------- ---------------------- ------------------- ------------------
                                                                       1 yr after
Binn, Evan                                           04/04/02          termination                        50,000              $0.81
---------------------------------------------------- ----------------- ---------------------- ------------------- ------------------
                                                                       1 yr after
Falcone, Robert                                      04/04/02          termination                       250,000              $0.81
---------------------------------------------------- ----------------- ---------------------- ------------------- ------------------
                                                                       3 yrs after
Galloway, Bruce                                      04/04/02          termination                       500,000              $0.81
---------------------------------------------------- ----------------- ---------------------- ------------------- ------------------
                                                                       1 yr after
Mayer, Robert                                        04/04/02          termination                       250,000              $0.81
---------------------------------------------------- ----------------- ---------------------- ------------------- ------------------
                                                                       1 yr after
Perlyn, Donald                                       04/04/02          termination                        50,000              $0.81
---------------------------------------------------- ----------------- ---------------------- ------------------- ------------------
Wade, Martin                                         07/03/03          07/02/08                           46,667              $0.75
---------------------------------------------------- ----------------- ---------------------- ------------------- ------------------
TOTAL OUTSTANDING                                                                                      1,346,667
---------------------------------------------------- ----------------- ---------------------- ------------------- ------------------

         PROPOSAL TWO: APPROVAL OF THE 2004 INCENTIVE STOCK OPTION PLAN

The Board of Directors of the Company recommends the ratification of the 2004 International Microcomputer Software, Inc Incentive Stock Option Plan (the "2004 Plan").

The Board of Directors and shareholders of the Company adopted the predecessor to the 2004 Plan, the 1993 Incentive Option Plan on June 30, 1993 (the "1993 Plan"). The purpose of the 1993 Plan was to further the growth and general prosperity of the Company by enabling employees of the Company to acquire Common Shares, increasing their personal involvement in the Company and thereby enabling the Company to attract and retain those employees.

Under existing federal tax laws, certain benefits are not applicable to stock options granted under plans adopted more than ten years prior. In particular, options granted more than ten years after adoption of the 1993 Plan are not eligible for incentive stock option treatment within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The Company believes that the ability to grant incentive stock options to its employees is critically important if the Company hopes to offer incentive compensation to such employees on par with those provided by the Company's competitors and others in the high-tech industry.

Furthermore, tax laws and incentive compensation policies have changed since adoption of the 1993 Plan, and the Company wishes to take advantage of such changes by adopting a new incentive compensation plan conforming to such changes. The Board of Directors has accordingly adopted the 2004 Plan to permit the Company to offer a wide range of incentives, including incentive and non-statutory stock options and stock purchase rights.

The 2004 Plan provides for the granting of options to purchase up to an aggregate of 3,000,000 Common Shares to employees, directors and other valued contributors to of the Company. In the event of a change in corporate structure or capitalization affecting the Company's Common Shares, the maximum number of shares available under the 2004 Plan and subject to outstanding options will be adjusted accordingly. Any options that expire prior to exercise will become available for new grants from the "pool" of ungranted options. Options that are granted under the 2004 Plan may be either options that qualify as incentive stock options under the Internal Revenue Code ("Incentive Options"), or those that do not qualify as such incentive stock options ("Non-Incentive Options").

The 2004 Plan has the following additional features:

         1. ADMINISTRATION

The Plan is administered by the Board of Directors, which may delegate such responsibility to a committee of its choosing.

         2. ELIGIBLE EMPLOYEES

All employees are eligible to receive incentive stock options under the 2004 Plan, including officers of the Company and directors who are also employees of the Company. In addition, non-employee directors, contractors, consultants and other valued contributors may be granted non-statutory stock options or stock purchase rights under the 2004 Plan.

         3. OPTION PRICING AND VESTING

Incentive Options may not be granted at a purchase price less than the fair market value of the Common Shares on the date of the grant (or, for an option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value) and Non-Incentive Options may not be granted at a purchase price less than 85% of fair market value on the date of grant. Options vest and become exercisable in accordance with a schedule to be fixed by the Compensation Committee. The options become immediately exercisable in full if the Company merges or consolidates with another corporation and is not the surviving corporation or if the Company transfers all or substantially all of its business or assets to another person.

         4. DURATION OF OPTIONS

The term of each option, which is fixed at the date of grant, may not exceed ten years from the date the option is granted (by law, an Incentive Option granted to a person holding more than 10% of the company's voting stock may be exercisable only for five years). Options may be made exercisable in whole or in installments, as determined by the Compensation Committee. Options which have been granted to employees who terminate employment due to death or disability may be exercised for a period of one year after the employee's termination by the optionee or the person(s) to whom the rights under such option shall have passed, as the case may be. An optionee who leaves the Company for reasons other than death, disability or termination for cause has three months after termination in which to exercise his or her options.

         5. TRANSFER

Options may not be transferred other than by will, the laws of descent and distribution, or, if applicable, pursuant to a qualified domestic relations order. During the lifetime of an optionee, options may be exercised only by the optionee.

         6. AMENDMENT

The Board of Directors may amend the 2004 Plan as it deems advisable. The Board of Directors may terminate the 2004 Plan at any time, provided that outstanding options are not affected.

         7. OUTSTANDING OPTIONS

Please see the Summary Compensation Table for information regarding option grants to the Company's Executive Officers.

         8. EFFECT OF FEDERAL INCOME TAXATION

Counsel for the Company has advised that the federal income tax attributes of options granted under the 2004 Plan are as described in the following paragraphs:

Under the Internal Revenue Code of 1986, as amended (the "Code"), the recipient of an option that qualifies as an incentive stock option within the meaning of
Section 422 of the Code ("Incentive Option") receives a tax benefit of income deferral if the recipient meets the holding period requirements of Section 422. Neither the grant nor the exercise of an Incentive Option results in taxable income to the optionee or a deduction of the issuer; however, the amount by which the fair market value of the Common Shares on the date of exercise exceeds the exercise price is an item of adjustment under the Internal Revenue Code, as amended, and may therefore subject the optionee to alternative minimum tax. Assuming the holding period requirements are met, upon the ultimate sale of the Common Shares acquired upon the exercise of an Incentive Option, the amount by which the sale price exceeds the exercise price will be treated as a long-term capital gain. There is no limitation on the value of Common Shares subject to the Incentive Option; however, the aggregate fair market value of the Common Shares (determined as of the date of grant) that may become first exercisable with respect to any recipient in any calendar year under the 2004 Plan may not exceed $100,000.

Generally, with respect to options that do not qualify as Incentive Options ("Non-Incentive Options"), the acquisition of Common Shares through the exercise of Non-Incentive Options will result in compensation income to the optionee, subject to withholding, as of the date of exercise in an amount by which the fair market value of the Common Shares at such date exceeds the exercise price. Upon exercise, the Company will generally be entitled to a deduction in an identical amount. When an optionee disposes of such Common Shares, any difference between the amount received and the fair market value of the Common Shares on the date of exercise will be treated as a long- or short-term capital gain, as the case may be, depending on the period of time the optionee has held the Common Shares.

The foregoing summary of the effect of federal income taxation upon participants in the 2004 Plan with respect to the receipt of an option or Common Shares received upon the exercise of any option does not purport to be complete. Reference is made to the applicable provisions of the Code.

The foregoing summary of the 2004 Plan does not purport to be complete and is qualified in its entirety by reference to the 2004 Plan itself. The full text of the 2004 Plan will be provided to any shareholder who desires a copy, upon written request to the Company, Attention: Secretary, 100 Rowland Way, Suite 300, Novato, CA 94945.

The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the annual meeting is required to approve Proposal 2.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2004
                          INCENTIVE STOCK OPTION PLAN.

     PROPOSAL THREE: APPROVAL OF ISSUANCE OF OPTIONS AGGREGATING UP TO 49.0%
                         OF OUTSTANDING CAPITALIZATION


The Board of Directors of the Company recommends that the Company's shareholders approve the ISSUANCE BY THE COMPANY OF OPTIONS TO EMPLOYEES, DIRECTORS AND OTHER VALUABLE CONTRIBUTORS TO THE COMPANY ("Service Providers") IN EXCESS OF THIRTY PERCENT (30%) OF THE COMPANY'S OUTSTANDING CAPITALIZATION.

California law provides that the number of securities issuable upon exercise of outstanding options (including options granted pursuant to stock option plans and warrants granted as incentives to service providers, but excluding warrants or stock options granted in connection with financing activities by the Company) may not exceed thirty percent (30%) of the number of shares of the Company's capital stock outstanding at such time; provided, however, that such 30% limit may be exceeded in the event that a higher percentage is approved by the holders of a two-thirds majority of the Company's outstanding shares.

In the event that the Company issues options in excess of the 30% limit and does not receive shareholder approval to exceed such limit, certain benefits of California securities law may be unavailable to the Company. In particular, the Company would be unable to effect a qualification in California of the securities reserved to the 2004 Plan discussed in proposal 2 above. The Company wishes to register the stock reserved to the 2004 Plan with the SEC as soon as is reasonably possible. On doing so, the Company must, under California law, make a contemporaneous filing with the California Department of Corporations to qualify such stock as freely tradable.

As of January 19, 2004, issued and unexercised options under the 1993 Plan and the 2004 Plan, together with warrants granted other than in connection with financing activities, are exercisable to purchase an aggregate of 10,922,811 Common Shares. As of the same date, there were outstanding 23,447,368 Common Shares (the Company has issued no shares of preferred stock or other securities convertible into common stock). Assuming the issuance of 3,000,000 options reserved under the 2004 Plan, the number of securities issuable on exercise of all outstanding options and warrants (excluding warrants or stock options granted in connection with financing activities by the Company) would equal approximately 46.6% percent of the number of issued and outstanding Common Shares. The Company requests that the shareholders approve the issuance of options exercisable to purchase up to an aggregate of 11,500,000 or 49.0% of the number of Common Shares issued and outstanding at such time.

In the event that such proposal is not approved by the shareholders, the Company will be unable to affect a registration of shares reserved to the 2004 Plan. Holders of options granted under the 2004 Plan will then be unable to exercise those options to purchase freely tradable Company stock and would instead be required to hold such shares until the expiration of the applicable holding period under Rule 144 enacted pursuant to the Securities Act of 1933, as amended. The Company intends to grant options under the 2004 Plan as incentives to service providers and believes that the restriction described above would have a seriously detrimental effect on the value of the options, such that the Company could face difficulty attracting and retaining qualified, competent service providers as a result.

The affirmative vote of a two-thirds majority of the Common Shares present, in person or by proxy, and entitled to vote at the annual meeting is required to approve Proposal 3.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ISSUANCE
   OF OPTIONS EXERCISABLE TO PURCHASE UP TO 49.0% OF THE COMPANY'S ISSUED AND
                           OUTSTANDING CAPITAL STOCK

       PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On the recommendation of the Audit Committee, the Board of Directors has appointed Grant Thornton LLP, independent auditors, to audit the consolidated financial statements of IMSI for the fiscal year ending June 30, 2004, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

Grant Thornton LLP has audited our financial statements annually since the fiscal year ended June 30, 1999.

We expect a representative of Grant Thornton LLP to be present at the meeting who will have the opportunity to make a statement if he / she desire to do so and will be available to respond to appropriate questions.

         FEE DISCLOSURE

AUDIT FEES. The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual financial statements which were included on Form 10-KSB for the fiscal year ending June 30, 2003, and for the reviews of the financial statements included in the Company's Quarterly Report on Form 10-QSB for that year were $178,000. As of December 31, 2003, fees which were billed by Grant Thornton LLP for services provided for the fiscal year ending June 30, 2004 were $13,250.

TAX FEES. Grant Thornton LLP, our principal accountant, billed us tax fees in the aggregate amounts of $121,000 for the fiscal year ending June 30, 2003. As of December 31, 2003, for the year ending June 30, 2004, Grant Thornton LLP has billed us $19,543 in tax related fees. These fees relate to the preparation of our current income tax filings and for tax advice and planning regarding mergers, acquisitions and disposition of assets.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Grant Thornton LLP did not provide and the Company did not pay Grant Thornton LLP for any professional services rendered for information technology services design and implementation for the fiscal year ending June 30, 2003 nor through December 31, 2003.

ALL OTHER FEES. There were no other fees billed by Grant Thornton LLP for services rendered to the Company, other than services described above, for the fiscal year ending June 30, 2003 nor through December 31, 2003.

The Audit Committee has considered whether the provision of non-audit services by Grant Thornton LLP is compatible with maintaining Grant Thornton's independence and has discussed Grant Thornton's independence with them.

         VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

The affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP as our independent auditors. The effect of an abstention is the same as a vote against the ratification of Grant Thornton LLP as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
                  OF THE APPOINTMENT OF GRANT THORNTON LLP AS
                           OUR INDEPENDENT AUDITORS.

                              BENEFICIAL OWNERSHIP


            OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth, as of December 31, 2003, the beneficial ownership of the Company's Common Stock by:

      o Each person who is known by the Company to own of record or beneficially more than five percent (5%) of the Company's Common Stock, based solely upon filings made by such persons under Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

      o     Each director or nominee

      o     Each other executive officer, and

      o All directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and dispositive power with respect to the shares indicated, subject to community property laws where applicable.

------------------------------------------------------------------------------------ ------------------------ ----------------------
                                                                                       NUMBER OF SHARES OF
                                                                                          COMMON STOCK
                                       NAME                                          BENEFICIALLY OWNED (1)          PERCENT
------------------------------------------------------------------------------------ ------------------------ ----------------------
Digital Creative Development Corp.                                                   7,685,758                33.2%
------------------------------------------------------------------------------------ ------------------------ ----------------------
Capital Ventures, Inc.                                                               2,553,791                10. 97%
------------------------------------------------------------------------------------ ------------------------ ----------------------
Gordon Landies                                                                       1,798,664                7.42%
------------------------------------------------------------------------------------ ------------------------ ----------------------
Geoffrey Koblick                                                                     1,022,600                4.33%
------------------------------------------------------------------------------------ ------------------------ ----------------------
Robert Mayer                                                                         842,086                  3.58%
------------------------------------------------------------------------------------ ------------------------ ----------------------
Paul Jakab                                                                           825,232                  3.45%
------------------------------------------------------------------------------------ ------------------------ ----------------------
Bruce Galloway                                                                       500,000                  2.11%
------------------------------------------------------------------------------------ ------------------------ ----------------------
William Bush                                                                         302,426                  1.29%
------------------------------------------------------------------------------------ ------------------------ ----------------------
Robert Falcone                                                                       250,000                  1.07%
------------------------------------------------------------------------------------ ------------------------ ----------------------
Richard Berman                                                                       250,000                  1.07%
------------------------------------------------------------------------------------ ------------------------ ----------------------
Donald Perlyn                                                                        50,000                   0.22%
------------------------------------------------------------------------------------ ------------------------ ----------------------
Evan Binn                                                                            50,000                   0.22%
------------------------------------------------------------------------------------ ------------------------ ----------------------
Martin Wade                                                                          46,667                   0.20%
------------------------------------------------------------------------------------ ------------------------ ----------------------
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP                                      5,937,675                21.76%
------------------------------------------------------------------------------------ ------------------------ ----------------------

         (1) Includes shares under options / warrants exercisable on December 31, 2003 and options / warrants which become exercisable within 60 days thereafter.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all required Section 16(a) filings applicable to officers, directors and greater than ten percent shareholders in the twelve months ended June 30, 2003 and through January 1, 2004 were timely filed, except as follows:

---------------------------------- -------------------------------- -------------------------------- -------------------------------
              FILER                           POSITION                         SCHEDULE                        DATE FILED
---------------------------------- -------------------------------- -------------------------------- -------------------------------
Gordon Landies                     IMSI President                   Form 5                           December 16, 2003
---------------------------------- -------------------------------- -------------------------------- -------------------------------
Gordon Landies                     IMSI President                   Form 5                           December 16, 2003
---------------------------------- -------------------------------- -------------------------------- -------------------------------


These two filings were made to amend various Form 4's which had been filed and record the transfer of two 10,000 share blocks which were gifted by Mr. Landies in March 2002.

                                   MANAGEMENT


         EXECUTIVE OFFICERS OF THE COMPANY


MARTIN WADE III, CEO. See above.

GORDON LANDIES, PRESIDENT, age 47. Mr. Landies joined IMSI on September 1, 2001 as President subsequent to the proposed merger agreement between IMSI and DCDC. He brings to the Company 19 years of experience in management of software companies. Before joining IMSI Mr. Landies was the founder of GL Ventures, LLC providing services to software publishing and media companies. In 1999, Mr. Landies was the General Manager of the Home and Game division of Mattel Interactive. From 1994 to 1998 Mr. Landies held positions of Senior Vice President of Sales and Executive Vice President for Mindscape, a $100+ million consumer software company. From 1990 to 1994 he was Vice President of Sales for The Software Toolworks. Mr. Landies previously served on the Board of Directors of IMSI from 1995 to 1998. Mr. Landies graduated in 1981 from Northern Illinois University with a Masters of Business Administration and holds a B.S. in economics from Elmhurst College.

ROBERT MAYER, EXECUTIVE VICE PRESIDENT OF PRECISION DESIGN. See above.

WILLIAM J. BUSH, CFO, age 38. Mr. Bush joined our executive team in September 2002. As the former Director of Business Development for Buzzsaw.com and former Corporate Controller and Finance Manager for the AutoCAD Product Division at Autodesk, he brings over 15 years of experience in accounting, financial support and business development to IMSI. Prior to joining IMSI, Mr. Bush was one of the founding members of Buzzsaw.com, a privately held company spun off from Autodesk, Inc. in 1999, focusing on online collaboration, printing and procurement applications. At Buzzsaw.com, Mr. Bush was responsible for establishing the company's finance and accounting infrastructure as well as leading its acquisition and financing efforts. From 1997 to 1999, Mr. Bush worked at Autodesk, Inc., the fourth largest software applications company in the world. As Corporate Controller at Autodesk, his responsibilities included financial planning and analysis, general accounting, and SEC and management reporting. Mr. Bush began his career in public accounting with Ernst & Young, and later with Price Waterhouse in Munich, Germany. He received a B.S. in Business Administration from U.C. Berkeley and is a Certified Public Accountant.

         EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of the fiscal years ended June 30, 2003, 2002 and 2001 to (i) the Company's chief executive officer during fiscal 2003; and (ii) the Company's four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of fiscal 2003.

----------------------------------------------------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        LONG-TERM COMPENSATION
                                                                ANNUAL COMPENSATION                              AWARDS
----------------------------------------------------------------------------------------------------------------------------------
                                                                                      OTHER ANNUAL       SECURITIES UNDERLYING
                                                   SALARY              BONUS           COMPENSATION          OPTIONS / SARS
                                    FISCAL
NAME AND PRINCIPAL POSITIONS          YEAR         ($)(1)               ($)              ($) (2)                  (#)
----------------------------------------------------------------------------------------------------------------------------------
Martin Wade III                     2003            175,000           175,000              7,976              (2,000,000)
----------------------------------------------------------------------------------------------------------------------------------
Chief Executive Officer             2002            100,000            25,000              4,458               2,000,000
----------------------------------------------------------------------------------------------------------------------------------
                                    2001                 --                --                 --                      --
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Gordon Landies                      2003            156,000           221,500              7,976                  30,025
----------------------------------------------------------------------------------------------------------------------------------
President (3)                       2002            130,000            40,000             65,670               1,250,000
----------------------------------------------------------------------------------------------------------------------------------
                                    2001                 --                --                 --                      --
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Paul Jakab                          2003            151,500            45,000             10,270                 107,500
----------------------------------------------------------------------------------------------------------------------------------
Chief Operating Officer until       2002            125,000            45,000              7,312                 950,000
May 31, 2003 (4)                    2001            161,000                --                 --                      --
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Robert Mayer                        2003            120,000            18,000             28,708                  57,500
----------------------------------------------------------------------------------------------------------------------------------
Executive Vice President, (5)       2002            120,000            66,044              3,827                 382,500
----------------------------------------------------------------------------------------------------------------------------------
Worldwide Sales (6)                 2001            107,638            26,887             69,675                      --
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
William Bush                        2003             99,279           106,000                 --                 162,426
----------------------------------------------------------------------------------------------------------------------------------
Chief Financial Officer             2002                 --                --                 --                      --
----------------------------------------------------------------------------------------------------------------------------------
                                    2001                 --                --                 --                      --
----------------------------------------------------------------------------------------------------------------------------------

      (1) Amounts stated above are the actual amounts received. Amounts paid in fiscal 2003 are based upon the following annual salaries: Wade $200,000, Landies $156,000, Jakab $156,000, Mayer $120,000, and Bush
            $120,000.

      (2) Includes payments of medical and dental insurance premiums by the Company.

      (3)   Includes $55,000 of consulting fees.

      (4) Mr. Jakab accepted his new position of Business Affairs Advisor in May 2003. Mr. Jakab ceased to be an officer of IMSI in June 2003.

            Until May 2001 Mr. Jakab had been Executive Vice President, International Sales and Business development for IMSI. He rejoined IMSI on September 1, 2001 as Chief Operating Officer subsequent to the signing of the merger agreement between IMSI and DCDC. Salary in fiscal 2001 included $21,000 of severance.

      (5) Mr. Mayer worked for IMSI on a full-time basis through March 31, 2000, at which time he became a consultant to the Company. Mr. Mayer rejoined the Company in his current capacity in November 2000.

      (6) Includes the forgiveness in June 2001 of a note receivable owed by Mr. Mayer to IMSI in the amount of $69,675.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         EXECUTIVE EMPLOYMENT AGREEMENT AND AMENDMENTS TO EXECUTIVE EMPLOYMENT AGREEMENT

On November 12, 2002, we amended the Employment Agreement between IMSI and Mr. Martin Wade III whereby both parties agree to the full and complete cancellation of all outstanding warrants granted to Mr. Wade.

Furthermore, both parties agreed that upon the sale or merger of IMSI, or the acquisition of at least fifty one percent (51%) of our common stock by a single corporate entity (excluding the ownership of existing stockholders), while Mr. Wade is employed as our Chief Executive Officer, we shall pay him the following:

      o 1.75% of the total amount of the transaction for any transaction of at least $1.25 per net share

      o     7.5% of the amount of the transaction over $1.25 per net share

      o Such payment shall not be made in preference, but on an equal basis, to any payments made to the common shareholders of IMSI.


         AMENDMENT OF MANAGEMENT AGREEMENTS (PAUL JAKAB, FORMER COO)

As of September 2001 we entered into a management agreement with Paul Jakab pursuant to which Mr. Jakab was named Chief Operating Officer of the Company. As compensation for their services, Mr. Jakab was to receive a monthly base salary of $13,000; options or warrants totaling 350,000; a quarterly bonus of up to 25% of his base pay, depending upon the extent to which profit and cash goals (to be agreed to by our Executive Committee) are met; and the right to participate in our benefit plans.

In June 2003 Mr. Jakab resigned as an officer of IMSI, and was re-engaged in a consulting capacity as Business Affairs Advisor, where he will be responsible for certain international sales and from time to time certain legal matters as directed by the company. Mr. Jakab will be paid $8,000 per month for such services.

         CONSULTING AGREEMENT

On May 1, 2003, we entered into a consulting agreement with Mr. Bruce Galloway, chairman of our board of directors, to provide services to the company related to potential acquisitions and divestitures. In return for his services, Mr. Galloway could be entitled to a fee from zero to $200,000 dependent on his involvement and the consideration received or paid by us as a result of the transaction. Upon the successful sale of ArtToday in June 2003 we paid Mr. Galloway a fee of $150,000 per the terms of the agreement.

         FIVE-YEAR, 15% SECURED PROMISSORY NOTES, WITH WARRANTS ATTACHED

In March 2003, we initiated a private placement of five-year, 15% secured promissory notes to accredited investors. We were successful in raising $805,000. Purchasers of the notes also received warrants to purchase IMSI's common stock at the rate of one warrant for each $2.00 of principal of the notes. These warrants have a strike price of $0.45 and will expire on June 30, 2006. The notes were secured by a pledge of the common stock of ArtToday.com.

None of the participants in these private placements, except for our Chief Financial Officer, Mr. William J. Bush and Mr. Joseph Abrams (an IMSI related party as a former beneficial owner of IMSI Common Stock) who participated in the amounts of $80,000 and $50,000 respectively and received 40,000 and 25,000 warrants to purchase shares of IMSI's stock respectively, were deemed to be an "affiliate" or a "related party" as defined in Statement of Financial Accounting Standards No.57, "Related Party Disclosures".

The offering was conducted directly by IMSI. Proceeds of the offering were intended to retire existing debt, purchase of and/or license of digital content and software assets and fund general working capital needs.

Concurrent with the sale of ArtToday on June 30, 2003, we repaid the notes in full with an early repayment penalty of 2% which was $16,000.

         DEBT TO EQUITY CONVERSION

In November 2001, we entered into a stock purchase agreement with DCDC to acquire all issued and outstanding shares of capital stock of Keynomics. As of the date of the purchase, Keynomics had promissory notes outstanding in the aggregate principal amount of $245,000. Subsequent to the execution of the stock purchase agreement, holders of an aggregate of $225,000 of the outstanding notes agreed to convert them into 661,765 shares of IMSI's capital stock at $0.34 per share. Gordon Landies, our President, and Paul Jakab, our then Chief Operating Officer, received 192,079 and 10,232 shares of IMSI's capital stock, respectively, in exchange for their outstanding promissory notes from Keynomics. Joe Abrams, an IMSI related party as a former beneficial owner of IMSI common stock, received 287,389 shares in exchange for his outstanding promissory note to Keynomics.

                EMPLOYEE AND DIRECTOR STOCK OPTIONS AND WARRANTS
         EMPLOYEE STOCK INCENTIVE PLANS AND EQUITY RELATED TRANSACTIONS

The 1993 Employee Incentive Plan, as amended, permits us to grant options to purchase up to 2,925,000 shares of common stock to employees, directors and consultants at prices not less than the fair market value at date of grant for incentive stock options and not less than 85% of fair market value for non-statutory stock options. These options generally expire 10 years from the date of grant and become exercisable ratably over a 3 to 5-year period. At June 30, 2003, 2,660 shares were available for future grants under the 1993 plan.

Option activity under the plan is as follows:

                                                                                                              WEIGHTED AVERAGE
                                                                                     NUMBER OF SHARES          EXERCISE PRICE
---------------------------------------------------------------------------------- ---------------------- --------------------------
OUTSTANDING, JULY 01, 2001                                                                   1,976,164              $0.97
---------------------------------------------------------------------------------- ---------------------- --------------------------
Granted (weighted average fair value of $0.45)                                               1,346,000               0.43
---------------------------------------------------------------------------------- ---------------------- --------------------------
Exercised                                                                                     (109,500)              0.20
---------------------------------------------------------------------------------- ---------------------- --------------------------
Cancelled                                                                                   (1,061,526)              0.87
---------------------------------------------------------------------------------- ---------------------- --------------------------
OUTSTANDING, JUNE 30, 2002                                                                   2,151,138              $0.72
---------------------------------------------------------------------------------- ---------------------- --------------------------
Granted (weighted average fair value of $0.54)                                                 974,351              $0.66
---------------------------------------------------------------------------------- ---------------------- --------------------------
Exercised                                                                                      (29,333)              0.20
---------------------------------------------------------------------------------- ---------------------- --------------------------
Cancelled                                                                                     (835,403)              0.85
---------------------------------------------------------------------------------- ---------------------- --------------------------
OUTSTANDING, JUNE 30, 2003                                                                   2,260,753              $0.66
---------------------------------------------------------------------------------- ---------------------- --------------------------

Warrants have been granted from time to time in conjunction with financings, debt settlements, Board of Directors and employee compensation and consulting arrangements. Warrant activity is as follows:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      AVERAGE
                                                                                       NUMBER OF                      EXERCISE
                                                                                       WARRANTS                        PRICE
----------------------------------------------------------------------------------------------------------------------------------
OUTSTANDING, JULY 01, 2001                                                                  729,291                          4.31
----------------------------------------------------------------------------------------------------------------------------------
Granted (weighted average fair value of $0.68)                                            7,619,786                          0.76
----------------------------------------------------------------------------------------------------------------------------------
Exercised                                                                               (1,282,500)                          0.25
----------------------------------------------------------------------------------------------------------------------------------
OUTSTANDING, JUNE 30, 2002                                                                7,066,577                         $1.22
----------------------------------------------------------------------------------------------------------------------------------
Granted (weighted average fair value of $0.90)                                            1,302,500                        (0.95)
----------------------------------------------------------------------------------------------------------------------------------
Exercised                                                                               (2,112,500)                        (0.81)
----------------------------------------------------------------------------------------------------------------------------------
OUTSTANDING, JUNE 30, 2003                                                                6,256,577                         $1.16
----------------------------------------------------------------------------------------------------------------------------------

Additional information regarding options and warrants outstanding as of June 30, 2003 is as follows:

                                       OPTIONS OUTSTANDING                                              OPTIONS EXERCISABLE
---------------------- ----------------- ----------------------------------- --------------------- ---------------- --------------
                                                                                                                      WEIGHTED
                                                                                                                        AVG.
 RANGE OF EXERCISE         NUMBER             WEIGHTED AVG. REMAINING           WEIGHTED AVG.          NUMBER         EXERCISE
       PRICES            OUTSTANDING           CONTRACTUAL LIFE (YRS)           EXERCISE PRICE       EXERCISABLE        PRICE
---------------------- ----------------- ----------------------------------- --------------------- ---------------- --------------

$0.20-$0.35                 531,166                     8.3                            0.27              365,153        0.25
----------------------------------------------------------------------------------------------------------------------------------
$0.41-$0.70                 539,238                     9.5                            0.58              221,337        0.62
----------------------------------------------------------------------------------------------------------------------------------
$0.71-$0.75                 761,426                     8.2                            0.73              421,833        0.75
----------------------------------------------------------------------------------------------------------------------------------
$0.80-$0.95                 343,960                     8.4                            0.90              191,461        0.89
----------------------------------------------------------------------------------------------------------------------------------
$1.06-$4.17                  84,963                     5.6                            1.95               71,630        2.12
----------------------------------------------------------------------------------------------------------------------------------
                          2,260,753                                                                    1,271,414
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

                            WARRANTS OUTSTANDING                                             WARRANTS EXERCISABLE
----------------------------------------------------------------------------------------------------------------------------------
  RANGE OF EXERCISE
        PRICES            NUMBER OUTSTANDING    WEIGHTED AVG. EXERCISE PRICE   NUMBER EXERCISABLE   WEIGHTED AVG. EXERCISE PRICE
----------------------------------------------------------------------------------------------------------------------------------
$0.15 - $0.32                   1,070,000                   0.25                     1,070,000                  0.25
----------------------------------------------------------------------------------------------------------------------------------
$0.45 - $0.46                   1,002,500                   0.46                     1,002,500                  0.46
----------------------------------------------------------------------------------------------------------------------------------
$0.50 - $0.75                     670,286                   0.61                       670,286                  0.61
----------------------------------------------------------------------------------------------------------------------------------
$0.81                           2,737,500                   0.81                     2,012,500                  0.81
----------------------------------------------------------------------------------------------------------------------------------
$0.90 - $1.03                     382,000                   0.93                       244,000                  0.93
----------------------------------------------------------------------------------------------------------------------------------
$5.00 - $14.85                    394,291                   9.05                       394,291                  9.05
----------------------------------------------------------------------------------------------------------------------------------
                                6,256,577                                            5,393,577
----------------------------------------------------------------------------------------------------------------------------------

         OPTION / WARRANT GRANTS


                  OPTION GRANTS

The following table sets forth the individual grants of stock options made during the last fiscal year to each of the named executive officers. There were no SAR grants.

------------------------- --------------------------------- ------------------------------------- ------------------ ---------------
                          NUMBER OF SECURITIES UNDERLYING      PERCENT OF TOTAL OPTIONS/SARS      EXERCISE OR BASE    EXPIRATION
        OFFICER                 OPTIONS/SARS GRANTED        GRANTED TO EMPLOYEES IN FISCAL YEAR         PRICE             DATE
------------------------- --------------------------------- ------------------------------------- ------------------ ---------------
Bush, William                        100,000                              10.3%                         $0.93            09/08/07
------------------------- --------------------------------- ------------------------------------- ------------------ ---------------
Bush, William                         10,000                               1.0%                          0.60            12/04/07
------------------------- --------------------------------- ------------------------------------- ------------------ ---------------
Bush, William                          8,900                               0.9%                          0.41            04/26/08
------------------------- --------------------------------- ------------------------------------- ------------------ ---------------
Bush, William                         10,100                               1.0%                          0.53            05/27/08
------------------------- --------------------------------- ------------------------------------- ------------------ ---------------
Bush, William                         33,426                               3.4%                          0.71            06/28/08
------------------------- --------------------------------- ------------------------------------- ------------------ ---------------
Jakab, Paul                          100,000                              10.3%                          0.63            10/30/07
------------------------- --------------------------------- ------------------------------------- ------------------ ---------------
Jakab, Paul                            7,500                               0.8%                          0.41            04/26/08
------------------------- --------------------------------- ------------------------------------- ------------------ ---------------
Landies, Gordon                       12,525                               1.3%                          0.41            04/26/08
------------------------- --------------------------------- ------------------------------------- ------------------ ---------------
Landies, Gordon                       17,500                               1.8%                          0.53            05/27/08
------------------------- --------------------------------- ------------------------------------- ------------------ ---------------
Mayer, Robert                          7,500                               0.8%                          0.41            04/26/08
------------------------- --------------------------------- ------------------------------------- ------------------ ---------------
Mayer, Robert                         10,000                               1.0%                          0.70            06/17/08
------------------------- --------------------------------- ------------------------------------- ------------------ ---------------
Mayer, Robert                         40,000                               4.1%                          0.71            06/28/08
------------------------- --------------------------------- ------------------------------------- ------------------ ---------------


         WARRANT GRANTS

No grants of warrants were made during the last fiscal year to any of the named executive officers. During fiscal 2003 we granted 50,000 warrants to Mr. Geoffrey Koblick, our former Chairman and CEO and currently an employee and significant shareholder. These warrants have an exercise price of $0.86 and expire on September 20, 2007.

Subsequent to fiscal year end, we issued to our Chief Executive Officer, Mr. Martin Wade III, 46,667 warrants to purchase shares of IMSI common stock at an exercise price of $0.75 per share. These warrants were awarded to Mr. Wade as part of a bonus.

On November 12, 2002, we amended the Employment Agreement between us and Mr. Martin Wade III whereby both parties agreed to the full and complete cancellation of all the 2,000,000 outstanding warrants granted to Mr. Wade as part of his Employment Agreement. When the warrants were issued, we calculated $1,037,000 of intrinsic value as a result of the difference between the exercise price of the warrants and the then current market price. We were amortizing this amount over the vesting period of the warrants (twelve months). In the quarter ending December 31, 2002, we reversed the charges related to the amortization of the intrinsic value of these warrants as they were unvested at the time of this amendment. As a result, general and administrative expense was reduced by $432,000 in the quarter ending December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of outstanding options granted to employees, service providers and directors, as well as the number of securities remaining available for future issuance, under the Company's compensation plans.

---------------------------- -------------------------- -------------------------- --------------------------
                                                                                     Number of securities
                                                                                    remaining available for
                                                                                     future issuance under
                              Number of securities to       Weighted-average          equity compensation
                              be issued upon exercise       exercise price of          plans (excluding
                              of outstanding options,     outstanding options,      securities reflected in
                                warrants and rights        warrants and rights            column (a))
---------------------------- -------------------------- -------------------------- --------------------------
  Equity compensation plans
       approved by security
                    holders                  2,260,753                      $0.66                          0
---------------------------- -------------------------- -------------------------- --------------------------
  Equity compensation plans
   not approved by security
                    holders                  6,256,577                      $1.16                          0
---------------------------- -------------------------- -------------------------- --------------------------
                      Total                  8,517,330                      $1.03                          0
---------------------------- -------------------------- -------------------------- --------------------------


The 1993 Incentive Option Plan ( the "1993 Plan") was originally adopted by the Board and approved by the stockholders in 1993 and then amended, with the approval of the Board and shareholder's, at various times after that date. Employees and service providers, including executive officers and the members of the Board of Directors, were eligible to participate in the 1993 Stock Plan. The 1993 Plan was intended to help the Company attract and retain outstanding individuals in order to promote the Company's success. Incentive stock options (that is, options that entitle the optionee to special U.S. income tax treatment) and nonstatutory stock options may be granted under the 1993 Plan. Options granted under the 1993 Plan generally vest over periods ranging from one to four years and expire within ten years of date of grant. The exercise price of the stock options granted under the 1993 Plan is equal to the closing price of our Common Stock on the grant date. The plan expired on June 30, 2003 and is intended to be replaced, pending shareholder approval, by the 2004 Incentive Stock Option Plan.

Warrants, which were not approved by the shareholders, have been issued with the Board's approval to various to employees, service providers and directors. The issuance of these warrants is intended to help the Company attract and retain outstanding individuals and to assist the company in raising funds and retaining qualified service providers in certain specialized areas in order to promote the Company's success. These warrants generally vest, and are exercisable, over periods ranging from one to four years from the date of grant. The exercise price of the warrants granted generally is equal to the closing price of our Common Stock on the grant date.


         OPTIONS EXERCISED

No options were exercised by the named executives in fiscal year 2003 or through January 1, 2004.

The following table sets forth information with respect to the number of shares covered by both exercisable and non-exercisable stock options as of June 30, 2003. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the Common Stock.

-----------------------------------------------------------------------------------------------------------------------------------
                                       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                                      FY-END OPTION/SAR VALUES
------------------------------------------------------------ ------------------------------------ ---------------------------------
                                                                                                         VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED OPTIONS/SARS          IN-THE-MONEY OPTIONS
                                                                    AT JUNE 30, 2003 (1)               AT JUNE 30, 2003 ($) (2)
--------------------------- -------------- ----------------- ------------------------------------ ---------------------------------
           NAME              EXERCISE #     VALUE REALIZED              EXERCISABLE /                       EXERCISABLE /
                                                 ($)                    UNEXERCISABLE                       UNEXERCISABLE
--------------------------- -------------- ----------------- ------------------------------------ ---------------------------------
Martin Wade III             --             --                               -- / --                            $-- / $--
--------------------------- -------------- ----------------- ------------------------------------ ---------------------------------
Bush, William               --             --                          42,503 / 119,923                      $550 / $5,038
--------------------------- -------------- ----------------- ------------------------------------ ---------------------------------
Jakab, Paul                 --             --                          183,340 / 24,160                     $45,503 / $9,747
--------------------------- -------------- ----------------- ------------------------------------ ---------------------------------
Landies, Gordon             --             --                           50,000 / 30,025                       $-- / $6,907
--------------------------- -------------- ----------------- ------------------------------------ ---------------------------------
Mayer, Robert               --             --                           50,000 / 57,500                     $25,500 / $2,350
--------------------------- -------------- ----------------- ------------------------------------ ---------------------------------

      (1) These options, which have a four-year vesting period, become exercisable over time based on continuous employment with the Company and in certain cases are subject to various performance criteria or vest in full upon acquisition of the Company.

      (2) Based on the difference between the market price of the Common Stock at June 30, 2003 ($.71 per share), and the aggregate exercise prices of options shown in the table.

         REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is a subcommittee of the Board of Directors comprised solely of independent directors as required by the listing standards of the NASDAQ National Market. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reporting, the systems of internal control and the audit process; and by monitoring compliance with applicable laws, regulations and policies.

The Audit Committee reviewed and discussed the audited financial statements for fiscal 2003 and the unaudited interim statements for fiscal 2004 with management and Grant Thornton LLP, IMSI's independent auditors. Management is responsible for the quarterly and annual financial statements and the reporting process, including the systems of internal controls. Grant Thornton LLP is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. In addition, we received from and discussed with Grant Thornton LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed Grant Thornton LLP's independence with them, considered whether the provision of tax related services by Grant Thornton LLP is compatible with maintaining the auditor's independence, and discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, each as currently in effect.

The Audit Committee discussed with IMSI's independent auditor the overall scope and plans for their audit. In addition, the Audit Committee met with the independent auditors, with and without management present, and discussed the results of their examinations and the overall quality of IMSI's financial reporting. On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that IMSI's audited financial statements be included in IMSI's Annual Report on Form 10-KSB for the FY 2003 for filing with the Securities and Exchange Commission.



                                      AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


                                      BY: /S/ ROBERT S. FALCONE
                                          -------------------------------------
                                          Robert S. Falcone
                                          Director, Chairman of the
                                          Audit Committee


                                      BY: /S/ EVAN BINN
                                          -------------------------------------
                                          Evan Binn
                                          Director


                                      BY: /S/ RICHARD J. BERMAN
                                          -------------------------------------
                                          Richard J. Berman
                                          Director

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors is comprised of three non-employee directors. Members of this Committee are required to meet the independence requirements for non-employee directors under the NASDAQ Marketplace Rules, Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code of 1986. During fiscal year 2003 and as of January 1, 2004, the Compensation Committee consisted of Bruce Galloway, Chairman, Donald Perlyn and Evan Binn.

The purpose of the Compensation Committee is to ensure the Company has programs in place to attract, retain and develop a highly effective management team and to discharge the Board's responsibilities relating to certain compensation matters of the Company.

Specifically, the Compensation Committee is responsible for establishing the policies and programs that determine the compensation of our executive officers. The Compensation Committee sets base cash compensation and bonus compensation on an annual basis for the Chief Executive Officer and other executive officers of IMSI and, in addition, has exclusive authority to grant stock options to executive officers. The Compensation Committee considers both internal data, including financial and non-financial corporate goals and individual performance, as well as data from outside compensation consultants and independent executive compensation data from comparable high technology companies, in determining executive officers' compensation.

The Compensation Committee also reviews IMSI's executive and leadership development policies, practices and plans to ensure that they support the Company's ability to retain and develop the superior executive and leadership talent required to deliver against the Company's short term and long term business strategies.

          COMPENSATION PHILOSOPHY

IMSI operates in an extremely competitive and rapidly changing high technology industry.

When creating policies and making decisions concerning executive compensation, the Compensation Committee:

      o ensures that the executive team has clear goals and accountability with respect to financial and non-financial corporate performance;

      o establishes pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth of IMSI, and the dynamic and challenging high technology labor markets in which IMSI operates;

      o independently assesses operating results on a regular basis in light of our expected performance; and

      o aligns pay incentives with the long-term interests of our stockholders.

The challenging and very uncertain economic conditions experienced during the fiscal year ending June 30, 2003 affected IMSI's performance during the year and are reflected in the Compensation Committee's actions for the year.

         COMPENSATION PROGRAM

IMSI's executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

1. Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable high technology companies. Local and national compensation data are examined and taken into account, along with the skills and performance of each officer and the needs of IMSI

2. Cash incentive compensation is designed to motivate executives to attain short-term and longer-term corporate, business unit and individual management goals. The actual annual cash bonuses received by an executive depend upon attainment of these specified business goals, together with discretionary analysis of individual contribution. Payment of incentive bonuses for fiscal year 2003 depended upon the achievement of corporate financial goals. In setting goals and measuring performance against those goals, the Compensation Committee considers compensation practices among companies competing for a common employee pool, as well as general economic and market conditions. It is the intention of the Compensation Committee in fiscal year 2004 to continue this linkage between the achievement of specific financial targets, corporate and individual goals and the payment of incentive cash compensation to our officers and other executives.

3. Equity-based incentive compensation has been provided to employees and management through our stock incentive plans. Under these plans, officers and employees are eligible to be granted stock options based on competitive market data, as well as their responsibilities and position at IMSI. These options allow participants to purchase shares of our Common Stock at the market price on the date of the grant, subject to vesting during the participant's employment with IMSI. Our stock option plans utilize vesting periods to encourage employees and executives to remain with IMSI and to focus on longer-term results.

IMSI believes that its executive compensation program falls within the typical range of compensation programs offered by comparable high technology companies.

          CHIEF EXECUTIVE OFFICER COMPENSATION

In determining Mr. Wade's compensation for FY 2003, the Compensation Committee reviewed industry surveys of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the San Francisco Bay Area, and evaluated achievement of corporate and individual objectives for the fiscal year. Overall, Mr. Wade received $175,000 in annual base compensation for fiscal year 2003.

In addition, Mr. Wade was rewarded an incentive bonus in the amount of $175,000 determined on the basis of achievement of financial and non-financial individual and corporate goals.

          OTHER EXECUTIVE COMPENSATION

IMSI provides certain compensation programs to executives that are also available to our other employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs. We generally do not provide executive perquisites such as club memberships.


                                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS


                                BY: /S/ BRUCE GALLOWAY
                                    --------------------------------------
                                    Bruce Galloway
                                    Director, Chairman of the Compensation
                                    Committee & Chairman of the Board of
                                    Directors


                                BY: /S/ DONALD PERLYN
                                    --------------------------------------
                                    Donald Perlyn
                                    Director


                                BY: /S/ EVAN BINN
                                    --------------------------------------
                                    Evan Binn
                                    Director

                         COMPANY STOCK PRICE PERFORMANCE


The following graph shows a five-year comparison of cumulative return (stock appreciation) for our common stock, the Standard & Poor's 500 stock index, the NASDAQ Composite Index and the Dow Jones Industrial Average Index.


                     [COMPANY STOCK PRICE PERFORMANCE CHART]

                                 [GRAPH OMITTED]

                                  OTHER MATTERS


         PROPOSALS OF SHAREHOLDERS

FISCAL YEAR 2004 STOCKHOLDER PROPOSALS OR NOMINATIONS. From time to time, stockholders of the company submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the company's Fiscal Year 2004 proxy statement. Any such stockholder proposals must be submitted in writing to the Secretary of the company no later than April 30, 2004. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the company's proxy statement.

         MISCELLANEOUS

The Board of Directors is not aware that any matter other than those described in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is appended will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxied shares in accordance with their best judgment on said matters.

It is important that proxies be returned promptly with instructions as to voting. Shareholders who do not expect to attend the meeting in person are urged to mark, sign, date and send in the proxies by return mail.


                                             By Order of the Board of Directors

                                                                February 1, 2004

                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                            WEDNESDAY, MARCH 17, 2004

                              2:00 P.M., LOCAL TIME

                         THE SHERATON FOUR POINTS HOTEL

                              1010 NORTHGATE DRIVE

                              SAN RAFAEL, CA 94903


                                      PROXY


         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MARCH 17, 2004.

         The undersigned hereby appoints Martin Wade, III and William J. Bush, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of International Microcomputer Software, Inc., a California corporation (hereinafter called the "Company"), to be held ON WEDNESDAY, MARCH 17, 2004 AT THE SHERATON FOUR POINTS HOTEL - 1010 NORTHGATE DRIVE, SAN RAFAEL, CA 94903 AT 2:00 P.M. LOCAL TIME, and any adjournment thereof, and thereat to vote the undersigned's shares in the Company.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED
      HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE,
             THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE FOR VOTING INSTRUCTIONS.

        PLEASE DETACH HERE


[LOGO] INTERNATIONAL MICROCOMPUTER SOFTWARE, INC


INTERNATIONAL MICROCOMPUTER SOFTWARE, INC
100 Rowland Way, Suite # 300
Novato, CA 94945
Phone:   (415) 878-4000
Fax:     (415) 897 -2544


                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.
------------------------------------------------------------------------------------------------------------------------------------
PROPOSAL 1: Election of directors.
------------------------------------------------------------------------------------------------------------------------------------
                              NOMINEE                                   [ ] VOTE FOR ALL NOMINEES       [ ] VOTE WITHHELD FROM ALL
                                                                            (EXCEPT AS MARKED)                   NOMINEES
-------------------------------------------------------------------- --------------------------------- -----------------------------

01 Bruce R, Galloway

02 Martin Wade III

03 Donald Perlyn

04 Evan Binn

05 Robert Mayer

06 Robert S. Falcone

07 Richard J. Berman

------------------------------------------------------------------------------------------------------------------------------------

INSTRUCTIONS TO PROPOSAL 1: To Withhold Authority To Vote For Any Indicated Nominee, Write The Number(S) Of The Nominee(S) In The Box Provided To The Right.

---------------------------------------------------------------- ---------------------- --------------------- ----------------------
PROPOSAL 2: To approve the 2004 Incentive Stock Option Plan.     [ ] Vote For           [ ] Against           [ ] Abstain

---------------------------------------------------------------- ---------------------- --------------------- ----------------------

PROPOSAL 3: To approve the Issuance of Options Aggregating Up    [ ] Vote For           [ ] Against           [ ] Abstain
to 49.0% of the Company's Outstanding Stock

---------------------------------------------------------------- ---------------------- --------------------- ----------------------

PROPOSAL 4: To ratify the appointment of Grant Thornton LLP as   [ ] Vote For           [ ] Against           [ ] Abstain
IMSI's independent auditors for the fiscal year ending June
30, 2004.

---------------------------------------------------------------- ---------------------- --------------------- ----------------------

AUTHORIZED SIGNATURES -- SIGN HERE -- THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED. This proxy card should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all should sign.

------------------------------------------------------------------------------------------------------------------------------------
                SIGNATURE 1                               SIGNATURE 2                             DATE (DD/MM/YYYY)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    /          /
------------------------------------------------------------------------------------------------------------------------------------